Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000

CBIZ REPORTS THIRD-QUARTER AND NINE-MONTH 2020 RESULTS

THIRD-QUARTER HIGHLIGHTS:

•	TOTAL REVENUE -0.6%
•	SAME-UNIT REVENUE -2.0%
•	EPS FROM CONTINUING OPERATIONS +12.5%
•	ADJUSTED EBITDA +8.3%

NINE-MONTH HIGHLIGHTS:

•	TOTAL REVENUE +1.0%
•	SAME-UNIT REVENUE -0.8%
•	EPS FROM CONTINUING OPERATIONS +9.3%
•	ADJUSTED EBITDA +7.6%

CLEVELAND (October 29, 2020) – CBIZ, Inc. (NYSE: CBZ) (the “Company”) today announced third-quarter and nine-month results for the period ended September 30, 2020.

For the 2020 third quarter, CBIZ recorded revenue of $238.4 million, a decrease of $1.4 million, or 0.6%, over the $239.8 million reported in 2019. Newly acquired operations, net of divestitures, contributed $3.4 million, or 1.4%, to the third-quarter 2020 revenue. Same-unit revenue decreased by $4.8 million, or 2.0%, for the quarter, compared with the same period a year ago. Income from continuing operations was $20.1 million, or $0.36 per diluted share, in the 2020 third quarter, compared with $18.0 million, or $0.32

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

per diluted share, for the same period a year ago. Adjusted EBITDA for the third quarter was $34.0 million, compared with $31.4 million for the third quarter of 2019.

For the nine-month period ended September 30, 2020, CBIZ recorded revenue of $752.8 million, an increase of $7.5 million, or 1.0%, over the $745.3 million recorded for the first nine months of 2019. Acquisitions, net of divested operations, contributed $13.2 million, or 1.8%, to the revenue growth in the first nine months of 2019. Same-unit revenue decreased by $5.7 million, or 0.8%, compared with the same period a year ago. Income from continuing operations was $78.4 million, or $1.41 per diluted share, in the first nine months of 2020, compared with $72.2 million, or $1.29 per diluted share, for the same period a year ago. Adjusted EBITDA was $126.9 million, compared with $117.9 million in 2019.

For the nine months ended September 30, 2020, the Company repurchased a total of approximately 1.3 million shares of its common stock, including approximately 165,000 shares repurchased in the third quarter. Between September 30, and October 27, 2020 the Company repurchased approximately 166,000 additional shares. The balance outstanding on the Company’s unsecured credit facility at September 30, 2020 was $110 million with approximately $284 million of unused borrowing capacity.

Jerry Grisko, CBIZ President and Chief Executive Officer, said, “Our strong results for the third quarter demonstrate our continued resilience and reflect the value we bring to our clients as we help them assess and respond to both opportunities and challenges in this environment. Ongoing demand for our essential and recurring services combined with our measured response to the pandemic and careful management of expenses and operations have all contributed to our ability to improve profitability. We are pleased to report quarter-over-quarter and year-to-date growth in income from continuing operations and earnings per share. We also see additional reasons for optimism, as demand for our advisory and project-based services begins to improve. Most importantly, as we look forward, we anticipate continued steady demand for our services, as our clients and prospects navigate the ongoing uncertainty and complexity of this business climate.”

Grisko continued, "We began 2020 with a full pipeline of acquisition candidates and are now experiencing renewed interest as we accelerate our outreach to potential prospects. We completed two acquisitions in the third quarter, and for the year, we have closed a total of five transactions that are expected to add approximately $24.6 million in annualized revenue. Strategic acquisitions continue to be an important part of our growth strategy.”

Conference Call

CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. The call will be webcast live for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts who would like to participate in the call can register at https://dpregister.com/sreg/10149146/db470eff7e to receive the dial-in number and unique personal identification number. Participants may register at any time, including up to and after the call start time.

A replay of the webcast will be made available approximately two hours following the call on the Company’s website at www.cbiz.com. For those without internet access, a replay of the call will also be available starting at approximately 1:00 p.m. (ET), October 29, through 5:00 p.m. (ET), November 3, 2020. The toll-free dial-in number for the replay is 1-877-344-7529. If you are listening from outside the United States, dial 1-412-317-0088. The access code for the replay is 10149146.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

About CBIZ

CBIZ, Inc. is a leading provider of financial, insurance and advisory services to businesses throughout the United States. Financial services include accounting, tax, government health care consulting, transaction advisory, risk advisory, and valuation services. Insurance services include employee benefits consulting, retirement plan consulting, property and casualty insurance, payroll, and human capital consulting. With more than 100 offices in 31 states, CBIZ is one of the largest accounting and insurance brokerage providers in the U.S. For more information, visit www.cbiz.com.

Forward-Looking Statements

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the impact of COVID-19 on the Company’s business and operations and those of our clients; the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

THREE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	SEPTEMBER 30,
	2020	%	2019	%
Revenue	$238,389	100.0%	$239,790	100.0%
Operating expenses (1)	204,760	85.9%	209,146	87.2%
Gross margin	33,629	14.1%	30,644	12.8%
Corporate general and administrative expenses (1)	11,339	4.8%	11,670	4.9%
Operating income	22,290	9.3%	18,974	7.9%
Other income:
Interest expense	(974)	-0.4%	(1,521)	-0.6%
Loss on sale of operations, net	(74)	0.0%	(145)	-0.1%
Other income, net (1) (2)	5,914	2.5%	6,767	2.8%
Total other income, net	4,866	2.1%	5,101	2.1%
Income from continuing operations before income tax expense	27,156	11.4%	24,075	10.0%
Income tax expense	7,060		6,069
Income from continuing operations	20,096	8.4%	18,006	7.5%
Loss from operations of discontinued businesses, net of tax	(19)		(200)
Net income	$20,077	8.4%	$17,806	7.4%

Diluted earnings per share:
Continuing operations	$0.36		$0.32
Discontinued operations	-		-
Net income	$0.36		$0.32

Diluted weighted average common shares outstanding	55,360		55,816
Other data from continuing operations:
Adjusted EBITDA (3)	$33,990		$31,375

(1)

CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" ($5.4 million expense in 2020 and $6.5 million expense in 2019, or 2.3% and 2.7% of revenue, respectively) and "Corporate general and administrative expenses" ($0.6 million expense in 2020 and $0.8 million expense in 2019, or 0.3% and 0.3% of revenue, respectively) and are directly offset by deferred compensation gains or losses in "Other income, net" ($6.0 million income in 2020 and $7.3 million income in 2019, or 2.5% and 3.0% of revenue, respectively).

(2)

Included in "Other income, net" for the three months ended September 30, 2020 and 2019, is expense of $0.1 million and $0.5 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)

Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the nearest generally accepted accounting principles ("GAAP") financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(In thousands, except percentages and per share data)

	NINE MONTHS ENDED
	SEPTEMBER 30,
	2020	%	2019	%
Revenue	$752,787	100.0%	$745,286	100.0%
Operating expenses (1)	613,603	81.5%	622,790	83.6%
Gross margin	139,184	18.5%	122,496	16.4%
Corporate general and administrative expenses (1)	32,988	4.4%	33,916	4.6%
Operating income	106,196	14.1%	88,580	11.8%
Other (expense) income:
Interest expense	(4,167)	-0.6%	(4,509)	-0.6%
Gain on sale of operations, net	78	0.0%	402	0.1%
Other income, net (1) (2)	3,450	0.5%	12,716	1.7%
Total other (expense) income, net	(639)	-0.1%	8,609	1.2%
Income from continuing operations before income tax expense	105,557	14.0%	97,189	13.0%
Income tax expense	27,120		25,004
Income from continuing operations	78,437	10.4%	72,185	9.7%
Loss from operations of discontinued businesses, net of tax	(44)		(318)
Net income	$78,393	10.4%	$71,867	9.6%

Diluted earnings (loss) per share:
Continuing operations	$1.41		$1.29
Discontinued operations	-		(0.01)
Net income	$1.41		$1.28

Diluted weighted average common shares outstanding	55,473		55,778
Other data from continuing operations:
Adjusted EBITDA (3)	$126,923		$117,906

(1)

CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" ($2.8 million expense in 2020 and $11.7 million expense in 2019, or 0.4% and 1.6% of revenue, respectively) and "Corporate general and administrative expenses" ($0.3 million expense in 2020 and $1.3 million expense in 2019, or 0.0% and 0.2% of revenue for 2020 and 2019, respectively) and are directly offset by deferred compensation gains or losses in "Other income, net" ($3.1 million income in 2020 and $13.0 million income in 2019, or 0.4% and 1.7% of revenue, respectively). The deferred compensation plan has no impact on "Income from continuing operations before income tax expense".

(2)

Included in "Other (expense) income, net" for the nine months ended September 30, 2020 and 2019, is income of $0.1 million and expense of $0.3 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)

Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the nearest GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands)

SELECT SEGMENT DATA

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2020	2019	2020	2019
Revenue
Financial Services	$155,499	$153,794	$498,359	$493,311
Benefits and Insurance Services	73,881	76,960	227,433	225,342
National Practices	9,009	9,036	26,995	26,633
Total	$238,389	$239,790	$752,787	$745,286

Gross Margin
Financial Services	$25,577	$25,563	$102,422	$102,464
Benefits and Insurance Services	11,868	13,570	38,914	39,506
National Practices	939	932	2,652	2,325
Operating expenses - unallocated (1):
Other income (expense)	609	(2,927)	(2,008)	(10,095)
Deferred compensation	(5,364)	(6,494)	(2,796)	(11,704)
Total	$33,629	$30,644	$139,184	$122,496

(1)

Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also include gains or losses attributable to the assets held in a rabbi trust associated with the Company's deferred compensation plan. These gains or losses do not impact "Income from continuing operations before income tax expense" as they are directly offset by the same adjustment to "Other income, net" in the Consolidated Statements of Comprehensive Income. Net gains/losses recognized from adjustments to the fair value of the assets held in the rabbi trust are recorded as compensation expense in "Operating expenses" and “Corporate, general and administrative expense,” and offset in "Other income, net".

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

SELECT CASH FLOW DATA

(In thousands)

	NINE MONTHS ENDED
	SEPTEMBER 30,
	2020	2019
Net income	$78,393	$71,867
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	17,277	16,610
Bad debt expense, net of recoveries	3,166	1,974
Adjustments to contingent earnout liability	(80)	322
Stock-based compensation expense	6,765	5,258
Other noncash adjustments	(3,173)	1,395
Net income, after adjustments to reconcile net income to net cash provided by operating activities	102,348	97,426
Changes in assets and liabilities, net of acquisitions and divestitures	(20,486)	(47,708)
Operating cash flows provided by continuing operations	81,862	49,718
Operating cash used in discontinued operations	(66)	(304)
Net cash provided by operating activities	81,796	49,414
Net cash used in investing activities	(9,491)	(24,691)
Net cash used in financing activities	(94,058)	(56,473)
Net decrease in cash, cash equivalents and restricted cash	$(21,753)	$(31,750)
Cash, cash equivalents and restricted cash at beginning of year	146,505	130,554
Cash, cash equivalents and restricted cash at end of year	$124,752	$98,804

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	$6,113	$2,723
Restricted cash	25,275	35,739
Cash equivalents included in funds held for clients	93,364	60,342
Total cash, cash equivalents and restricted cash	$124,752	$98,804

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

SELECT FINANCIAL DATA AND RATIOS

(In thousands)

	SEPTEMBER 30,	DECEMBER 31,
	2020	2019
Cash and cash equivalents	$6,113	$567
Restricted cash	25,275	29,595
Accounts receivable, net	248,886	222,031
Current assets before funds held for clients	302,136	276,518
Funds held for clients	123,755	179,502
Goodwill and other intangible assets, net	695,562	654,671

Total assets	$1,425,116	$1,400,774

Current liabilities before client fund obligations	$174,837	$186,906
Client fund obligations	123,219	179,020
Total long-term debt	109,103	104,333

Total liabilities	$707,112	$741,536

Treasury stock	$(570,504)	$(535,693)

Total stockholders' equity	$718,004	$659,238

Debt to equity	15.3%	16.0%
Days sales outstanding (DSO) - continuing operations (1)	87	75

Shares outstanding	54,713	55,419
Basic weighted average common shares outstanding	54,372	54,299
Diluted weighted average common shares outstanding	55,473	55,895

(1)

DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP. DSO at September 30, 2019 was 94.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

GAAP RECONCILIATION

Income from Continuing Operations to Non-GAAP Financial Measures (1)

(In thousands)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2020	2019	2020	2019
Income from continuing operations	$20,096	$18,006	$78,437	$72,185
Interest expense	974	1,521	4,167	4,509
Income tax expense	7,060	6,069	27,120	25,004
Loss (gain) on sale of operations, net	74	145	(78)	(402)
Depreciation	2,412	2,085	7,052	6,102
Amortization	3,374	3,549	10,225	10,508
Adjusted EBITDA	$33,990	$31,375	$126,923	$117,906

(1)

CBIZ reports its financial results in accordance with GAAP. This table reconciles Non-GAAP financial measures to the nearest GAAP financial measure, "Income from continuing operations". Adjusted EBITDA is not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance or cash flow under GAAP. Adjusted EBITDA is commonly used by the Company, its shareholders and debt holders to evaluate, assess and benchmark the Company's operational results and to provide an additional measure with respect to the Company's ability to meet future debt obligations.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz